UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 19, 2004

HyperFeed Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-13093	36-3131704
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 South Wacker Drive, Suite 300, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-913-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02. Termination of a Material Definitive Agreement.

Following HyperFeed’s successful completion of its components of Telerate’s ticker plant development, Telerate elected on November 19, 2004 to exercise its contractual right to terminate a License Agreement between HyperFeed and Telerate and pay a termination fee in the amount of $1,000,000. Under the terms of License Agreement, Telerate had purchased from HyperFeed a perpetual license to HyperFeed's HTPX software in exchange for fees aggregating $7.3 million, payable over a 35 month period beginning in March 2004. Thus far in 2004, Telerate has paid to HyperFeed license fees aggregating $1.2 million under the License Agreement. Under the terms of HyperFeed's arrangements with Telerate related to the termination, HyperFeed will generally make available for licensing to Telerate in the future the HTPX software as modified during the term of the License Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyperFeed Technologies, Inc.

November 26, 2004	By:	Randall J. Frapart

Name: Randall J. Frapart
Title: Chief Financial Officer